                                                                   EXHIBIT 10.14

                             EMPLOYMENT AGREEMENT
                                By and Between
                           InynQ, Inc. & Jim Zachman

This At Will Employment Agreement dated this 20 day of February, 2000 by and between Xcel Management, Inc. ("Company") and Jim Zachman ("Employee") shall serve as the formal document to outline the terms and conditions surrounding this Three (3) year At Will Employment Agreement.


  1. Employees Roles and Responsibilities. Both Company and Employee acknowledge that the job description, attached hereto as Exhibit A shall serve as an outline of the Employee's role and responsibilities during the term of this Contract. Both parties agree that, from time to time, the roles and responsibilities may change and an updated Job Description shall be developed and attached hereto.

  2. Employee's Base Compensation. Company and Employee acknowledge that effective Month January, 2000, employee's base salary shall be set at Ninety Six thousand ($96,000) dollars. Both Company and Employee understand that increases shall be considered on the annual anniversary date which is 1/3/00 and that such increases shall be based on performance and will take into consideration overall performance.

  3. Employee's Vacation will be as follows year one (3) weeks per year, year two + (4) weeks per year. Vacation time does not entail sick or standard U.S holidays.

  4. Additional Compensation, Commissions and yearly Performance Stock Bonuses. Company and Employee agree that sales commission and a yearly quota performance bonus via performance stock options shall be incorporated as part of the overall compensation plan. Commission shall be based upon performance criteria as outlined in the attached Exhibit B. Said bonuses unless stipulated differently within this documentation shall be available and predicated on the calendar year beginning with January of year 2000 and ending on December 31/st/. The following years commission and bonus will be renegotiated yearly and the renegotiated amount will be completed prior to January 31/st/ of the new year. Company grants that the aforementioned such bonuses shall only be paid upon having met the performance criteria as outline in Exhibit B of this Contract and shall be distributed no later than thirty (30) days following the end of the year.

  5. Stock Option Grants. Company provides that Employee shall receive a grant of Twelve Thousand Five Hundred (12,500) shares of common stock upon the effective employment date as set forth in this Contract. The option price per share of stock shall be two dollars ($2.00) and Employee may exercise said stock options twelve (12) months after the date of this agreement.

       . The dollar value of a restricted stock award equals the number of shares multiplied by the companies auditor documented value on the date of the employee leaving the company. The value is not adjusted to reflect any of the stock restrictions.
       . The stock will become vested on the aforementioned date, change of control or on the date of release


  6. Performance related Stock Options. These options are related to the employee's ability to meet the organization yearly sales quota. The quota will be calculated on gross sales of the SMB sales team for which the Employee has responsibility for the management and their attainment of the organization's SMB new business sales objectives.

       . The performance related stock for this three (3) year At Will Employment Agreement will be Seventy Five Thousand (75,000) shares of stock.

       . The performance stock options will be granted in three equal blocks or Twenty Five Thousand (25,000) per year (January 1 through December 31 commencing on 1/2000) if the sales quota is accomplished.

       . If sales quota is not met, then the performance related stock options will be granted at the percentage (%) of attainment of the annual sales objective; e.g., fifty percent attainment would equal Twelve Thousand Five Hundred (12,500) shares of stock for that year.

    . The option price per share of stock shall be two dollars ($2.00) and Employee may exercise said stock options twelve (12) months after the date of receipt of the performance related stock.

    . The dollar value of a restricted stock award equals the number of shares multiplied by the companies auditor documented value on the date of the employee leaving the company. The value is not adjusted to reflect any of the stock restrictions.

    . The stock will become vested on the aforementioned date, change of control or on the date of release. In the event that the number of outstanding shares of the Company's common stock is changed by a stock dividend, recapitalization, stock split or similar change in the capital structure of the Company without consideration, then the number of shares subject to this Agreement will be proportionately adjusted.

7. Car Allowance. Company grants Employee a monthly car allowance of four hundred fifty ($450.00) dollars payable on the first 1/st/ payday of the month.

8. Company Provided Benefits. Company shall pay all expenses related to health insurance for Employee and Employee's immediate family members. Such benefits shall be defined as health insurance.

9. Change of Company Control. Company and Employee agree that change of ownership in the company may displace Employee from this agreement employment responsibilities. In such case where a change in ownership or control of the company causes Employee to be displaced or out of work, both parties agree that severe financial hardship would ensue. In order to provide Employee with a reasonable amount of time to pursue other employment with similar earnings potential, Company grants that Employee shall receive three (3) months salary in the form of monthly installments payable by the 1/st/ of each month beginning with the effective termination date. For the purpose of this agreement, three (3) months salary shall be defined as the previous three (3) months base salary. In addition, all health insurance benefits shall be maintained for Employee and Employee's immediate family as though the Employee were still employed by Company.

       . Incentive Programs: All stock options earned or granted by the Corporation shall vest 100% upon the effective date of the Change in Control. In addition, following a Qualifying Termination, and notwithstanding anything to the contrary in the Corporation's stock option plans and the employee's stock option agreements, Employee shall have the full term set forth in the stock option agreements to exercise such options (irrespective of termination of employment).

11. Circumstances Surrounding Termination.

       . Employee Dies, Becomes Disabled, or Retires. If the Employee's employment is terminated due to retirement, death or disability, the Employee will be entitled to accrued salary and benefits plus continued coverage of the employer's health and life insurance plans for a period of six (6) months. The Employee's unvested stock shall accelerate and become 100% vested effective the date of death, disability of retirement. In the event of death, all vested stock and compensation shall be distributed to Employee's named heirs such as spouse and children.

       . Termination for Cause. Company may terminate Employee's employment for "Cause". In the event that Employee is terminated for Cause, employee will be entitled to any unpaid salary and bonuses through the date of termination.

          For the purposes of the Contract, "Cause" shall be defined as a willful violation of a major company policy, conviction of a criminal or civil law involving moral misconduct, will misconduct resulting in material reduction of your work effectiveness, willful and reckless disregard for the best interests of the company,

       . Involuntary Termination Without Cause. In the event that during the term of this Contract, Company terminates Employee's employment for any reason other than Cause or Disability, and such termination does not occur within six months after a change of ownership or company control, then Employee shall be entitled to accrued salary and benefits plus continued coverage of the employer's health and life insurance plans for a period of three (3) months. The Employee's unvested stock shall accelerate and become 100% vested effective the date termination.



12. Dispute Resolution Provision. Any dispute or controversy arising out of this Contract or the Employee's employment or the termination thereof, including, but not limited to, any claim of discrimination under state or federal law, shall be settled exclusively by arbitration in Tacoma, WA in accordance with the rules of the American Arbitration Association then in effect; provided, however, that in the event of a claimed violation of the Confidential Information obligations specified in this Contract, the Corporation or the Employee may seek injunctive relief in order to prevent irreparable harm or preserve the status quo. Judgment may be entered on the arbitrator's award in any court having jurisdiction and attorney fees will be awarded to the prevailing party.

                                   EXHIBIT A

                                JOB DESCRIPTION

Title:  Vice President of Sales
Reports:  President/COO
Status:  Exempt
Job Family: Employee Management

Summary
-------
Directs and manages the (General Domestic Accounts Ref Section Notes) activities
                                                   -----------------
of the U.S. Field sales force know as Account Executives, supporting staff such as Branch and Regional Managers along with administrative related to General Domestics Sales of the SMB, markets. Monitors profitability of the department and implements processes and programs to facilitate the sales activity required for the company to reach the agreed on sales goals. Participates on the Executive Management Team, providing relative department status and input for development of company strategies.

Note General Accounts Definition
--------------------------------
1. Are US geographically based either within the US or within a region of the
   ---------------------------------------------------------------------------
    US
    --
2. Contains current InsynQ customer base
   -------------------------------------
3. Contains the Small Medium Business sales implementation and selected
   --------------------------------------------------------------------
    verticals such as (Global Crossing, ATG and etc. for Telco's) additional
    ------------------------------------------------------------------------
    ones TBD)
    ---------
Note Corporate Accounts Definition
----------------------------------
1. New Business Development, ISV's Resellers such as HP, etc. or Accounts with
   ---------------------------------------------------------------------------
   WW, international offices or implications are not part of the General
   ---------------------------------------------------------------------
   Accounts definition and will be managed as a Corporate Account by the Sr V.P
   ----------------------------------------------------------------------------
   of the New Business Development
   -------------------------------
2. New Sales approached not related to the SMB market such as leasing and
   ----------------------------------------------------------------------
   selling of some OEM aspects will be managed as a Corporate account
   ------------------------------------------------------------------

Responsibilities
----------------
 . Implement a team approach to InsynQ's General Domestic US based SMB's, selling approach by region utilizing the current and new sales staff.
 . Communicate monthly your and your teams activities and track to objectives
 . Facilitate the building of viable business propositions for aforementioned markets (sales rep and you)
 . Have enough technical background to be a sophisticated user of the InsynQ's product offerings.
 . Evangelize solutions based on your understanding of The markets business and
  InsynQ's capabilities.
 . Effectively communicate the markets interests to InsynQ's management to provide insight into market conditions.
 . The aforementioned should entail:
 . The team meeting it's sales goals in all aspects such as monthly numbers of new organizations, new seats and dollars goals.
 . Hand's on leadership the personal closing of at least 1 deal per month New SMB organization
 . Participating in at least one joint sales call per month with any sales personnel that is not making their quota until a Branch Manager is available to train and provide support.
 . That each sales personnel on your team accomplish the following each month
 . SMB AE's sign up 6 new SMB organizations per month after a 120 day training period
 . ASP AE's sign up 6 new SMB organizations per month after a 120 day training period
 . Document and submit an action plan for each Branch or Region location
 . Your Personnel sales objectives are the following
  -------------------------------------------------
 . 1 number of new sales calls per month
  -------------------------------------
 . 20 numbers of sales calls with current SMB's per month
  ------------------------------------------------------
 . Implement 3 number of online educational sales calls per month
  --------------------------------------------------------------

 .  Facilitate the building of effective account management for all of lnsynQ's
   General Accounts customer base through your sales team.
 .  Contribute to new products offering, design and concept
 .  Provide input to InsynQ's product development process
 .  Provide input to staff relative to client project objectives
 .  Provide ongoing project analysis reflecting all aspects of impact on department bottom line
 .  Determine and enforce project time-lines
 .  Assure quality of customizations and production products
 .  Allocate and manage resources to optimal use
 .  Implement policies and procedures for sales development programs
 .  Prepare and submit weekly project status reports and action items to senior management
 .  Evaluate and determine needs of customer for suitable integration of other products
 .  Establish and maintain staff responsiveness to deadlines, account management and team synergy.
 .  Determine needs and pathways for professional development for individuals within department
 .  Recruit and assure comprehensive training for new staff
 .  Create individual goals and systems to measure successful completion and corresponding rewards
 . Provide professional leadership and mentoring, not just management, within the scope of this opportunity

Experience
----------
 .  Working knowledge of:
 .  Relational database management system
 .  Operating systems to include Windows 95, NT, Workgroup
 .  Client -server architecture
 .  Internet technology
 . Custom applications management for business-to-business software products. . Seven years previous top-level management experience
 .  B.A. Computer Science/Business Administration or equivalent experience

Other Requirements
------------------
 .  Ability to manage multiple projects
 . Excellent communication skills with ability to communicate at all levels . Ability to manage by objective
 .  Proactive management to include:
 .  Ability to foresee and develop revenue opportunity
 .  Ability to foresee potential problem areas
 .  Ability to motivate and lead by example

                                   EXHIBIT B

                       ADDITIONAL COMPENSATION, BONUSES
                                 V.P. of Sales
                             Commission Agreement

Position:           VP of US SMB Sales
Annual Quota:       As defined in Corporate Business plan includes (Total, per sales Account Representative and Branch


--------------------------------------------------------------------------------

This Commission Agreement dated this 20th day of February 2000 incorporates the commission guidelines for the aforementioned for InsynQ, Inc.

1. You are eligible to earn both overrides and commissions on gross revenue generated for you and your mid-market development team.

    a. Override on revenue generated on new sales by the SMB team:

    .  1% of total team revenue in Year 1 of contract
    .  .5% of total team revenue in Year 2 of contract
    .  0% of total team revenue in Year 3 of contract

    b. Commission on revenue generated directly by you as follows:

    .  New business, Year 1 @ 6%
    .  Existing business, Year 2 @ 3%
    .  Existing business, Year 3 @ 0%

2.  Commission and overrides will be paid for the following:

    .  Revenue generated for monthly subscription fees
    .  Revenue generated for monthly software license fees
    . Revenue realized by InsynQ for additional professional services rendered, including but not limited to system integration work, hardware and software sales, application testing and custom application development

3.  Commission/override payments shall be as outlined below:

    . Payable on the 20/th/ of each month for business closed in the previous month
    . Receipt of signed customer contract and first payment and/or deposit must be received by InsynQ
    . Commissions/overrides shall convert to a monthly accumulated pay out schedule beginning in Month 7 of each customer contract
    . All commissions/overrides shall continue as outlined in Section 1 of this Agreement

4. InsynQ reserves the right, in its sole and absolute discretion to periodically review and change/adjust commissions. Any such changes in commissions will be immediately applicable to all sales not fully executed.

5. InsynQ reserves the right, in its sole and absolute discretion to determine any commission splits and how monies are to be paid in the event that more than one person is involved in a sale.

6. Upon receipt of payment by a customer, InsynQ will calculate the amount of any commission earned. Any commission owed will be paid to you on the last pay date of the month following receipt of monies from customer(s).

7. At termination of employment, no commission will be owed on any contracts where InsynQ has not received monies. Nor will commission be earned or paid for ongoing or add-on business after termination of employment.

DATE: 2/21/00                  BY: /s/ Don Manzano
      ---------                    ------------------------
                                     Don Manzano

DATE: 2/21/00                  BY: /s/ Jim Zachman
      ---------                    ------------------------
                                     Jim Zachman

                             EMPLOYMENT AGREEMENT
                                   AMENDMENT
                                By and Between
                         InsynQ, Inc. & James Zachman
                              September 16, 2000



The terms of this document amend and take precedence over the prior At Will Employment Agreement date February 21, 2000 by and between InsynQ, Inc. and James Zachman.

Amended Items:

Summary:

This Employment Agreement amended September 11, 2000 by and between InsynQ, Inc. ("Company") and James Zachman ("Employee") shall service as the formal document to outline the terms and conditions surrounding this Three (3) year Employment Agreement.


6. Performance related Stock Options: These options are predicated on employment by InsynQ, Inc. only.

        . The performance related stock for this three (3) year Employment Agreement will be three-hundred thousand (300,000) shares of stock.
        . The performance stock options will be granted in three equal blocks of one-hundred Thousand (100,000) per year (January 1 through December 31 commencing on 1/2000).
        . The Option price per share of stock shall be one-dollar ($1.00) and the Employee may exercise said stock options twelve (12) months after the date of receipt of the performance related stock.


Exhibit A - Job Description


Title:     Senior Vice President
Reports:   CEO

                             EMPLOYMENT AGREEMENT
                                  AMENDMENT
                                By and Between
                         InsynQ, Inc. & James Zachman
                              September 16, 2000
                                 Page 2 of 2

Responsibilities:

Responsible for the growth of the organization through merger, acquisition, partnership development, direct sales. Provides strategic and tactical direction to marketing, sales and business development. Assists CEO and Company Board of Directors evaluation strategic growth opportunities.

Exhibit B - Additional Compensation, Bonuses

Employee Performance Stock Options shall be increased subject to the growth associated with the Company's stock-market capitalization over the Employment period. The following range in stock option increases associated with the Companies market capitalization is detailed below:

Company Market Capitalization                                   Performance Stock Option Increase Percentage
-----------------------------                                   --------------------------------------------
Date: December 31, 2000
Market Capitalization: greater than $100 million                50% = 150,000 shares

Date: December 31, 2001
Market Capitalization: greater than $250 million                100% = 200,000 shares

Date: December 31, 2002
Market Capitalization: greater than $500 million                200% = 300,000 shares

Note: These terms detailed herein are the only terms amended by the original Employment Contract dated February 21st, 2000.

                               Amendment #2 to
                             Employment Agreement


Adjustment of Compensation

Employee agrees to a reduction in compensation for a period of three (3) months, or until such funding has been received by the Company in the amount of $1,000,000 or more. The adjustment of compensation shall equal 30% per payroll period and shall terminate upon the earliest of the above events.



Employee                                     Insynq, Inc.


     /s/ Jim Zachman                              /s/ John P. Gorst
----------------------------                 -----------------------------
By:                                          By:

     /s/ Jim Zachman                                  John P. Gorst
----------------------------                 ------------------------------
Jim Zachman                                  Print Name


     September 27, 2000                           September 27, 2000
----------------------------                 -----------------------------
Date                                         Date